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Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource Government Income Series, Inc.
         RiverSource Short Duration U.S. Government Fund
         RiverSource U.S. Government Mortgage Fund


We consent to the use of our reports and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement incorporated herein by reference.





/s/ KPMG LLP
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    KPMG LLP


Minneapolis, Minnesota
November 14, 2006